UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2011

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

001-13111

(Commission File Number)

California	94-3229046
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

1360 O’Brien Drive, Menlo Park, California  94025

(Address of principal executive offices, with zip code)

(650) 462-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

The information set forth in Item 5.02 is incorporated herein by reference.

Item 1.02 Termination of Material Definitive Agreement

The information set forth in Item 5.02 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of James A. Schoeneck as President and Chief Executive Officer

On April 3, 2011, Depomed, Inc. (the “Company”) entered into a letter agreement (the “Employment Letter Agreement”) with James A. Schoeneck pursuant to which Mr. Schoeneck agreed to serve as the Company’s President and Chief Executive Officer, effective April 18, 2011.  Mr. Schoeneck has been a member of the Company’s Board of Directors (the “Board”) since 2007 and will remain on the Board.  Since September 2005, Mr. Schoeneck, 53, has served as chief executive officer of BrainCells, Inc., a privately-held biopharmaceutical company.  Before joining BrainCells, Inc., Mr. Schoeneck served as chief executive officer of ActivX BioSciences, Inc., a development stage biotechnology company, from November 2003 until its acquisition in December 2004.  Prior to ActivX, Mr. Schoeneck served as president and chief operating officer of Prometheus Laboratories Inc., a specialty pharmaceutical company, for three years.  Before Prometheus, Mr. Schoeneck served as vice president and general manager, Immunology Business Unit and vice president of Marketing and Commercial Development of Centocor, Inc. for three years.  Prior to Centocor, Mr. Schoeneck spent 13 years at Rhone-Poulenc Rorer, Inc., serving in various sales and marketing positions.  Mr. Schoeneck holds a B.S. degree in Education from Jacksonville State University.

The Employment Letter Agreement provides for Mr. Schoeneck to receive an annual base salary of $540,000 and an annual target cash bonus of 55% of his base salary.  Effective upon the commencement of Mr. Schoeneck’s employment with the Company, Mr. Schoeneck will receive a $125,000 sign-on bonus payment.

As contemplated by the Employment Letter Agreement, the Compensation Committee of the Board (the “Compensation Committee”) approved the grant to Mr. Schoeneck, on the date his employment with the Company commences, an option under the Company’s 2004 Equity Incentive Plan to purchase 500,000 shares of the Company’s common Stock.  The option will have an exercise price equal to the closing sale price of the Company’s Common Stock on the Nasdaq Global Market on the date of grant.  The option will vest and become exercisable with respect to one-eighth of the underlying shares on the date that is six months after the date of grant, and in 42 equal monthly installments thereafter, such that the option will be fully vested and exercisable on the fourth anniversary of the date of grant.

In addition, the Company will reimburse Mr. Schoeneck for reasonable out-of-pocket costs and expenses incurred by him to relocate to the San Francisco area if he relocates within 24 months of his initial hire date (and will pay him an additional 55% of any reimbursed relocation expenses that constitute taxable income).  Prior to the relocation of his residence to the San Francisco area, the Company will also pay Mr. Schoeneck a monthly transition payment of $7,000 for 12 months.  If, after 12 months following his initial hire date, Mr. Schoeneck chooses not to relocate his residence to the San Francisco area, he will receive the monthly transition payments described above for an additional six months, but will not be eligible to receive residence relocation assistance.

Under the Employment Letter Agreement, in the event Mr. Schoeneck’s employment is terminated by the Company without cause or by him for good reason:  (a) the Company will make severance payments over a one-year period to Mr. Schoeneck equivalent to one year of his then-current base salary, which payments will be reduced dollar-for-dollar by any compensation Mr. Schoeneck receives in connection with employment (or full-time consulting) by another employer (or third party); (b) the Company will also pay Mr. Schoeneck’s health and dental insurance COBRA premiums for up to 12 months following his termination; and (c) vesting of Mr. Schoeneck’s options to purchase the Company’s Common Stock, as well the lapsing of any restrictions or rights of repurchase in favor of the Company on any stock or other equity awards made to Mr. Schoeneck, will be accelerated by three months.  The severance provisions of the Employment Letter Agreement are subject to Mr. Schoeneck’s execution of a release of claims in a form reasonably satisfactory to the Company and the expiration of the applicable statutory revocation period in connection with his termination.

On April 3, 2011, the Company also entered into a Management Continuity Agreement with Mr. Schoeneck.  The Management Continuity Agreement will be effective on the date Mr. Schoeneck commences his employment with the Company.  The Management Continuity Agreement provides, among other things, that in the event Mr. Schoeneck’s employment is terminated by the Company without cause or by him for good reason within 12 months following a change of control:  (i) all unvested options to purchase the Company’s Common Stock held by Mr. Schoeneck will vest and become exercisable, and any restrictions or rights of repurchase in favor of the Company on any stock or other equity awards made to Mr. Schoeneck will lapse; (ii) the Company will make severance payments to Mr. Schoeneck for a period of 24 months equal to the base salary he was receiving immediately prior to the change of control; (iii) the Company will continue to pay its portion of the health insurance benefits provided to Mr. Schoeneck immediately prior to the change of control through the earlier of the end of the severance period or until he is no longer eligible for such benefits under applicable law; and (iv) the Company will make a lump sum payment to Mr. Schoeneck equal to two times his average annual bonus earned for the three fiscal years immediately preceding the fiscal year in which the termination occurs.  If a change of control occurs before Mr. Schoeneck has earned bonuses for three complete fiscal years, for purposes of determining Mr. Schoeneck’s average annual bonus, Mr. Schoeneck’s bonus target will be used for any year in which he was not employed by the company and any bonus for a partial year will be annualized.

Resignation of Carl A. Pelzel

Effective April 3, 2011, Carl A. Pelzel resigned from his positions as President, Chief Executive Officer and a member of the Board.

On April 1, 2011, the Company entered into a Separation Agreement and Release (the “Separation Agreement”) with Mr. Pelzel.  The Separation Agreement will become effective on April 8, 2011, following the expiration of a statutory revocation period.  Pursuant to the Separation Agreement, Mr. Pelzel will be paid $520,000, which is equivalent to one year of his base salary.  Payments will be made over one year, and will be reduced dollar-for-dollar by any compensation Mr. Pelzel receives in connection with employment (or full-time consulting) by another employer (or third party).  The Company will also pay Mr. Pelzel’s health and dental insurance COBRA premiums for up to 18 months following his separation from the Company.  The Separation Agreement further provides for three months’ accelerated vesting of Mr. Pelzel’s options to purchase the Company’s common stock, and a release of claims in favor of the Company.

Effective as of April 3, 2011 and in connection with Mr. Pelzel’s departure from the Company, the Management Continuity Agreement between the Company and Mr. Pelzel dated June 1, 2006, as amended, and the Offer Letter between the Company and Mr. Pelzel dated August 24, 2007, as amended February 18, 2008, were terminated.

Appointment of Karen A. Dawes to Audit Committee of the Board of Directors

Effective April 3, 2011 Karen A. Dawes, a member of the Board, was appointed to serve as a member of the Audit Committee of the Board to replace Mr. Schoeneck.  The Board has determined that Ms. Dawes is “independent” under the rules of the Nasdaq Global Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: April 6, 2011	By:	/s/ Matthew M. Gosling
Matthew M. Gosling
Vice President and General Counsel